Exhibit B-26

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/17/1998
                                                                     981060071 -
                                                                         2610922




                            CERTIFICATE OF AMENDMENT

                                     OF THE

                           CERTFICATE OF INCORPORATION

                                       OF

                     SOUTHERN TELECOM HOLDING COMPANY, INC.


          Southern Telecom Holding Company, Inc., a company organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

                                       I.

          The name of the Corporation is hereby changed from SOUTHERN TELECOM HOLDING COMPANY, INC. to SOUTHERN TELECOM, INC., and to effect such change, the heading and Article I on the Certificate of Incorporation of the Corporation should be amended, insofar as they refer to the name ofvthe Corporation, to read SOUTHERN TELECOM, INC. in lieu of SOUTHERN TELECOM HOLDING COMPANY, INC.

                                       II.

          The proposed amendment ofthe Certificate of Incorporation set forth in paragraph I above was adopted by the Board ofDirectors of the Corporation on February 4, 1998, to be effective as ofFebruary 5, 1998.

                                       III.

          That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law ofthe State of Delaware.

          IN WITNESS WHEREOF, the undersigned, duly authorized officer, has hereunto set his hand the 16th day of February, 1998.


                                                     Sam H. Dabbs, Jr.
                                                     Assistant Secretary

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